Exhibit 99.1

  Pacific Energy Development Announces $25.96 million Debt Financing,
Restructuring of Existing Debt and GOM Merger Update

Danville, CA, May 17, 2016 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”) announced today that on May 12, 2016, the Company closed a new $25.96 million delayed draw term loan facility with investors affiliated with certain of the Company’s existing senior lenders, which funds shall be primarily used for funding the development of new wells within the Company’s DJ Basin oil and gas properties.  At closing, the Company made an initial draw of approximately $6.4 million to fund drilling and completion costs related to the Company’s recently acquired interests in 8 wells located in the Wattenberg Area of Weld County, Colorado, as previously disclosed by the Company, and to pay transaction-related closing costs and certain accrued interest amounts and outstanding accounts payable.  In addition, the Company restructured its previously outstanding senior debt, capitalizing all accrued and unpaid interest to date and extending the maturity to June 11, 2019 with no payments due until after the new senior notes have been paid off.

Commenting on these matters, Mr. Michael Peterson, the Company’s President and Chief Executive Officer, stated:  "We are very excited about completing the acquisition of these 8 new wells that will bring an immediate increase in cash flow and, in conjunction with the restructuring of our debt, should provide the Company with a long runway that we believe will allow us to move forward with our development plans, grow the asset base and drive shareholder value.” Mr. Peterson continued, “This transaction highlights the good relationship we have with our senior lenders and the confidence they have in our assets, the Company’s senior management team, and the exciting potential future growth of the Company."

GOM Merger Update

The Company continues to move forward with its pending business combination with GOM Holdings, LLC (“GOM”), which transaction was originally announced on December 30, 2015.  In addition to the previously announced 2-well redevelopment plan of one of GOM’s assets, GOM has recently identified 6 new well recompletion projects that, with a relatively modest net capital expenditure, are anticipated to generate in excess of $1.5 million in incremental cash flow to GOM per month when successfully completed.  GOM plans to complete these recompletions in 2016, subject to availability of capital.

The Company plans to work with GOM to secure the funding in connection with the Company’s pending business combination with GOM. The Company recently presented these proposed recompletion projects to various financing parties, including the Company’s senior lenders, for funding consideration and they are in the process of conducting technical and financial due diligence.  The terms and conditions of the funding have not yet been finalized, nor can there be any assurance that the necessary funding will close.  However, given the very strong return on investment that these recompletions are anticipated to provide, the Company believes that a financing partner will be secured.

Commenting on the GOM merger and related recompletion opportunities with GOM, Mr. Peterson stated:  "We are excited with the developments at GOM, especially in light of these new recompletion prospects that are expected to give us the opportunity to significantly increase the combined company’s cash flow with a relatively small capital investment.  We believe that with this recompletion program, the combined company could produce sufficient additional cash flow to allow the Company to replace its current senior debt with a lower cost reserve-based lending facility. The oil and gas industry has experienced a historic downturn with many companies not being able to survive.  We are grateful to have weathered the storm and are enthusiastic with the opportunities that the current environment provides that we believe will allow the Company to strategically grow and to increase shareholder value.  We look forward to moving quickly on closing this transaction with GOM during the third quarter of this year.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.  The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

Important Information

In connection with the proposed business combination between PEDEVCO Corp. ("PEDEVCO") and GOM Holdings, LLC ("GOM"), PEDEVCO currently intends to file a proxy statement with the SEC to seek approval for the Shareholder Approval defined and described above. This communication is not a substitute for any proxy statement or other document PEDEVCO may file with the SEC in connection with the Shareholder Approval. Prospective investors are urged to read the proxy statement when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO. Prospective investors may obtain free copies of the proxy statement, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC's website (www.sec.gov). Copies of PEDEVCO's SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the Shareholder Approval. Information regarding PEDEVCO's directors and executive officers is available in PEDEVCO's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 29, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by PEDEVCO in connection with the Shareholder Approval and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com